Exhibit 99.2

Q4 FY 2021 Earnings Conference Call June 24, 2021

Safe Harbor and Basis of Presentation

Forward-Looking Statement Safe Harbor — This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company's use of forward-looking terminology such as "anticipate," "believe," "confident," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including potential growth in those markets, the economy generally, actions taken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment, strategic initiatives and priorities and growth potential across the Company's business, our efforts in response to COVID-19, future financial performance and liquidity, the ability of the Company to grow stronger, and the ability to deliver growth, value creation and long-term success contained in this presentation may be considered forward-looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company's business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section in the Company's most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of June 24, 2021. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to June 24, 2021.

Use of Non-GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non-GAAP measures and a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
2

Q4 Fiscal 2021 Highlights

Delivered a strong finish to fiscal 2021 as evidenced by quarterly record levels of net sales, net income and Adjusted EBITDA.

- Net sales increased 20.9%; organic net sales increased 17.1%.
- Net income of $33.7 million, or $0.77 per diluted share; adjusted net income (1) of $46.9 million, or $1.07 per diluted share.
- Improved SG&A and Adjusted SG&A (1) margin by 320 basis points and 260 basis points, respectively.
- Adjusted EBITDA (1) of $91.2 million up 43.5%; Adjusted EBITDA (1) margin of 9.8% up 160 basis points.

Effectively navigated what remains a very dynamic operating landscape.

- Tailwinds from a strong residential market and robust demand in complementary products.
- Challenges from continued soft commercial market, supply constraints and meaningful inflation.

Generated positive cash from operations and free cash flow.

- Free cash flow of ~80% of Adjusted EBITDA during the quarter.

Maintained strong financial flexibility.

- Further optimized our capital structure with a senior notes offering and term loan repricing.

Achieved further platform expansion:

- Acquisition of D.L. Building Materials in Canada.
- Four greenfield locations in the U.S.
- In May, entered into definitive agreement to acquire Westside Building Material.



Capitalized on opportunities and addressed challenges through sharp focus on execution

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP metrics, see Appendix.

3

4 Full Year Fiscal 2021 Highlights Achieved record full year results despite challenges of COVID - 19 as our team met and overcame challenges presented throughout the past year. ▪ Net sales of $3.3 billion increased 1.8%; organic net sales increased 0.4%. ▪ Net income of $105.6 million, or $2.44 per diluted share; adjusted net income (1) of $153.3 million, or $3.54 per diluted share. ▪ Adjusted EBITDA (1) of $319.4 million up 6.5%; Adjusted EBITDA margin (1) of 9.7% up 50 basis points. Maintained disciplined alignment of our cost structure throughout fiscal 2021. ▪ Improved SG&A and Adjusted SG&A (1) margin by 110 and 100 basis points, respectively, despite the slightly deflationary price impacts for the year. ▪ Achieved SG&A and Adjusted SG&A (1) margin improvement in each quarter of fiscal 2021. Continued advancement of our growth strategy. Generated positive cash from operations and free cash flow of ~40% of Adjusted EBITDA. Strong balance sheet and liquidity. ▪ Cash of $167.0 million and $453.8 million available under credit facilities. ▪ As of 4/30/2021, net debt leverage of was 2.5x, the lowest level since the Company’s IPO. 1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly com parable GAAP metrics, see Appendix. Continued advancement of our growth strategy to capitalize on significant long - term growth opportunities

5 $251.6 $293.9 32.6% 31.5% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% 25.0% 25.5% 26.0% 26.5% 27.0% 27.5% 28.0% 28.5% 29.0% 29.5% 30.0% 30.5% 31.0% 31.5% 32.0% 32.5% 33.0% 33.5% 34.0% 34.5% 35.0% 35.5% 36.0% 36.5% 37.0% $0 $50 $100 $150 $200 $250 $300 Fiscal Q4 2020 Fiscal Q4 2021 Gross Profit Gross Margin Q4 Fiscal 2021 Performance Net Sales & Mix Gross Profit & Margin ▪ Gross Profit increased 16.8%. ▪ As anticipated, gross margin of 31.5% declined from 32.6% a year ago primarily due to a continuation of unfavorable mix and pressured price - cost dynamics. ▪ Net sales up 20.9% due primarily to strong residential end markets, favorable pricing across product categories, and acquisition revenues, coupled with the negative impact of COVID - 19 related shutdowns in the prior year period. On a per day basis, net sales up 19.1%. ▪ Organic net sales up 17.1% (15.3% on a per day basis): Organic Growth Total Volume Price/Mix (1) Wallboard +13.3% +9.8% +3.5% Ceilings +7.0% +1.8% +5.2% Steel +21.4% +7.0% +14.4% Complementary +25.4% $770.8 $932.2 Fiscal Q4 2020 Fiscal Q4 2021 +20.9% 41.9% 14.4% 15.0% 28.7% 40.4% 13.0% 15.4% 31.2% WB Ceilings Steel Other ($ mm) ($ mm) 1. Price/Mix excludes the impact of foreign currency translation.

6 Q4 Fiscal 2021 Performance 1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly c omp arable GAAP metrics, see Appendix. SG&A and Adjusted SG&A (1) ▪ Reported SG&A was 22.2% of sales compared to 25.4% of sales a year ago. ▪ Adjusted SG&A (1) improved 260 basis points as a result of continued cost discipline as well as favorable operating leverage from higher pricing. $188.9 $204.2 24.5% 21.9% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% 25.0% $0 $50 $100 $150 $200 Fiscal Q4 2020 Fiscal Q4 2021 Adj. SG&A Adj. SG&A % ($ mm) Net Income, Adjusted Net Income (1) and Adjusted EBITDA (1) ▪ Reported net income and Adjusted net income (1) totaled $33.7 million and $46.9 million, respectively. ▪ Adjusted EBITDA (1) increased 43.5% and Adjusted EBITDA margin (1) improved 160 basis points year over year. $89.9 $82.5 $89.9 $82.5 $63.6 $91.2 8.2% 9.8% 8.0% 8.5% 9.0% 9.5% 10.0% $0 $50 $100 Fiscal Q4 2020 Fiscal Q4 2021 Adj. EBITDA Adj. EBITDA Margin ($ mm) +43.5%

7 Cash Flow, Liquidity and Net Leverage Cash From Operations and Free Cash Flow (1) LTM Net Debt / PF Adjusted EBITDA (2) $89.9 $82.5 ▪ Free cash flow of $72.8 million was approximately 80% of Adjusted EBITDA. ▪ Free cash flow lower year - over - year primarily due to the Company’s efforts to preserve liquidity at the end of fiscal 2020 in response to the COVID - 19 pandemic as well as current proactive inventory build in advance of expected manufacturer price increases and to ensure product availability. ▪ Substantial liquidity, with $167.0 million of cash on hand and an additional $453.8 million available under our revolving credit facilities as of 4/31/2021. ▪ Net debt leverage of 2.5x at lowest level since initial public offering. 1. For a reconciliation of free cash flow to cash provided by operating activities, the most directly comparable GAAP metric, se e A ppendix. 2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix. 2.9 x 3.0x 3.0 x 2.9 x 2.5 x 4/30/20 7/31/20 10/31/20 1/31/21 4/30/21 $167.7 $84.8 $163.4 $72.8 Q4 2020 Q4 2021 Cash Provided By Operating Activities Free Cash Flow

8 Attractive Capital Structure Debt (1) Maturity Schedule as of 4/30/2021 $89.9 $82.5 1. As of fiscal year ending April 30; Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Insta llm ent Notes. $46 $41 $32 $21 $497 $353 2022 2023 2024 2025 2026 Thereafter Q4 Debt Transactions: • Issued $350 million of unsecured senior notes in inaugural high yield bond market transaction. • 4.625% coupon. • Matures in May 2029. • Proceeds used to pre - pay a portion of Term Loan Facility. • Entered into an amendment to our First Lien Credit Agreement, reducing the interest rate to LIBOR plus 2.50%, representing a 25 - basis point improvement.

9 Strategic Growth Priorities Expand Share in Core Products Grow Complementary Products Platform Expansion Capitalize on existing fixed investment in locations and equipment where we’re underpenetrated or below expected share Grow select complementary product opportunities outside of core products to diversify and profitably expand our product offering Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities Profitability Leverage our scale and employ technology and best practices to deliver further margin expansion

10 GMS is Well - Positioned for the Long - Term ▪ A North American market leader in specialty distribution of interior construction products. ▪ Significant scale combined with local expertise. ▪ Differentiated service model. ▪ Entrepreneurial culture. ▪ We are successfully executing our business as our team seizes opportunities and addresses challenges in dynamic market conditions. ▪ Strong cash flow generation resulting from nature of business model and tight management of working capital. ▪ Healthy balance sheet and strong liquidity position. ▪ Executing on strategic priorities to capitalize on long - term growth opportunities. Significant. Differentiated. Entrepreneurial.

11 Q4 FY 2021 Earnings Conference Call

12 Appendix

Summary Quarterly Financials

(In millions, except per share data) *(Unaudited)*	1Q20	2Q20	3Q20	4Q20	FY20	1Q21	2Q21	3Q21	4Q21	FY21
Wallboard Volume (MSF)	1,064	1,103	993	1,029	4,189	1,054	1,073	997	1,147	4,270
Wallboard Price ($ / '000 Sq. Ft.)	$ 321	$ 318	$ 317	$ 314	$ 317	$ 311	$ 308	$ 312	$ 329	$ 311
Wallboard	$ 342	$ 351	$ 314	$ 323	$ 1,330	$ 328	$ 331	$ 311	$ 377	$ 1,330
Ceilings	129	123	113	111	476	114	111	102	121	476
Steel framing	132	136	119	115	502	110	111	104	143	502
Other products	245	252	215	221	934	250	260	234	291	934
Net sales	847	862	761	771	3,241	803	813	751	932	3,299
Cost of sales	574	577	508	519	2,178	542	548	508	638	2,236
Gross profit	274	284	253	252	1,063	260	265	243	294	1,063
Gross margin	*32.3%*	*33.0%*	*33.3%*	*32.6%*	*32.8%*	*32.5%*	*32.6%*	*32.4%*	*31.5%*	*32.2%*
Operating expenses:										
Selling, general and administrative expenses	195	200	193	196	784	183	188	185	207	764
Depreciation and amortization	29	30	29	28	117	27	27	26	28	108
Impairment of goodwill	-	-	-	63	63	-	-	-	-	-
Total operating expenses	224	230	223	287	964	210	216	210	236	872
Operating income (loss)	50	55	31	(35)	100	50	49	33	58	191
Other (expense) income:										
Interest expense	(18)	(18)	(16)	(15)	(68)	(14)	(14)	(13)	(13)	(54)
Gain on legal settlement	-	-	-	14	14	-	-	1	-	1
Write-off of discount and deferred financing costs	-	(1)	-	(1)	(1)	-	-	-	(5)	(5)
Other income, net	1	1	(0)	1	2	1	1	1	1	3
Total other expense, net	(17)	(17)	(17)	(1)	(53)	(13)	(13)	(11)	(17)	(54)
Income (loss) from continuing operations, before tax	32	37	14	(37)	46	37	37	22	42	137
Income tax expense	8	8	3	5	23	10	8	6	8	32
Net income (loss)	$ 25	$ 29	$ 11	$ (41)	$ 23	$ 27	$ 28	$ 16	$ 34	$ 106
Business Days	**64**	**65**	**62**	**64**	**255**	**64**	**64**	**61**	**65**	**254**
Net Sales by Business Day	$ 13.2	$ 13.3	$ 12.3	$ 12.0	$ 12.7	$ 12.5	$ 12.7	$ 12.3	$ 14.3	$ 13.0
Beginning Branch Count	254	258	258	261	254	263	260	261	262	263
Added Branches	4	-	3	2	9	(3)	1	1	6	5
Ending Branch Count	**258**	**258**	**261**	**263**	**263**	**260**	**261**	**262**	**268**	**268**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

13

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q20	2Q20	3Q20	4Q20	FY20	1Q21	2Q21	3Q21	3Q21	FY21
Net income (loss)	$ 24.8	$ 29.1	$ 10.9	$ (41.5)	$ 23.4	$ 27.2	$ 28.5	$ 16.1	$ 33.7	$ 105.5
Non-cash changes & other changes	(4.5)	54.1	34.5	118.5	202.6	(0.1)	46.4	31.5	52.8	130.6
Changes in primary working capital components:										
Trade accounts and notes receivable	(35.0)	(15.1)	58.5	41.8	50.2	(41.5)	(15.6)	41.7	(86.2)	(101.6)
Inventories	0.0	1.8	(1.5)	(4.9)	(4.6)	14.0	(15.0)	(23.4)	(22.3)	(46.7)
Accounts payable	2.2	12.4	(37.0)	53.8	31.5	(15.4)	(4.5)	(21.5)	106.8	65.4
Cash provided by (used in) operating activities	**(12.4)**	**82.4**	**65.4**	**167.7**	**303.1**	**(15.7)**	**39.8**	**44.4**	**84.8**	**153.3**
Purchases of property and equipment	(5.9)	(8.7)	(6.2)	(4.3)	(25.2)	(4.7)	(7.1)	(6.0)	(12.0)	(29.9)
Proceeds from sale of assets	0.2	0.8	0.2	0.9	2.2	0.3	0.4	0.5	1.0	2.3
Acquisitions of businesses, net of cash acquired	(10.6)	-	(10.2)	(3.3)	(24.1)	(0.2)	0.2	-	(35.9)	(36.0)
Cash (used in) investing activities	**(16.3)**	**(7.9)**	**(16.2)**	**(6.7)**	**(47.1)**	**(4.6)**	**(6.6)**	**(5.5)**	**(46.9)**	**(63.6)**
Cash provided by (used in) financing activities	**5.3**	**(62.4)**	**(44.4)**	**10.0**	**(91.3)**	**(51.8)**	**(55.1)**	**(7.8)**	**(22.0)**	**(136.6)**
Effect of exchange rates	0.2	0.1	(0.2)	(1.1)	(1.1)	0.9	0.3	1.2	0.5	3.0
Increase (decrease) in cash and cash equivalents	(23.2)	12.1	4.7	170.0	163.6	(71.2)	(21.5)	32.4	16.4	(43.9)
Balance, beginning of period	47.3	24.1	36.3	40.9	47.3	210.9	139.7	118.2	150.6	210.9
Balance, end of period	**$ 24.1**	**$ 36.3**	**$ 40.9**	**$ 210.9**	**$ 210.9**	**$ 139.7**	**$ 118.2**	**$ 150.6**	**$ 167.0**	**$ 167.0**
Supplemental cash flow disclosures:										
Cash paid for income taxes	$ 18.8	$ 6.9	$ 4.6	$ 1.3	$ 31.5	$ 3.5	$ 16.7	$ 11.7	$ 14.5	$ 46.4
Cash paid for interest	$ 17.0	$ 16.6	$ 15.6	$ 14.5	$ 63.7	$ 13.1	$ 12.6	$ 12.4	$ 11.5	$ 49.7

	1Q20	2Q20	3Q20	4Q20	FY20	1Q21	2Q21	3Q21	3Q21	FY21
Cash provided by (used in) operating activities	$ (12.4)	$ 82.4	$ 65.4	$ 167.7	$ 303.1	$ (15.7)	$ 39.8	$ 44.4	$ 84.8	$ 153.3
Purchases of property and equipment	(5.9)	(8.7)	(6.2)	(4.3)	(25.2)	(4.7)	(7.1)	(6.0)	(12.0)	(29.9)
Free cash flow [(1)]	(18.3)	73.6	59.2	163.4	277.9	(20.5)	32.7	38.4	72.8	123.4

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

GMS GYPSUM MANAGEMENT & SUPPLY, INC.
14

15 Q4 2021 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY21 FY20 Reported Organic (1) Organic (1) 902.7$ 770.9$ Acquisitions 15.8 - Fx Impact 13.7 - Total Net Sales 932.2$ 770.9$ 20.9% 17.1% Wallboard 376.9$ 323.2$ 16.6% 13.3% Ceilings 121.3 111.1 9.1% 7.0% Steel Framing 143.3 115.3 24.2% 21.4% Other Products 290.7 221.2 31.4% 25.4% Total Net Sales 932.2$ 770.9$ 20.9% 17.1% Fiscal Q4 Variance

16 Quarterly Net Income (Loss) to Adjusted EBITDA Reconciliation Commentary A. Represents changes in the fair value of stock appreciation rights B. Represents changes in the fair value of noncontrolling interests C. Represents non - cash equity - based compensation expense related to the issuance of share - based awards D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID - 19 pandemic. E. Represents one - time costs related to acquisitions paid to third parties F. Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets. G. Represents the non - cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value H. Represents one - time costs related to our secondary offerings paid to third party advisors I. Represents costs paid to third - party advisors related to debt refinancing activities ( $ in 000s) 1Q20 2Q20 3Q20 4Q20 FY20 1Q21 2Q21 3Q21 4Q21 FY21 (Unaudited) Net Income (Loss) 24,820$ 29,138$ 10,879$ (41,456)$ 23,381$ 27,219$ 28,469$ 16,126$ 33,746$ 105,560$ Add: Interest Expense 18,277 17,559 16,474 15,408 67,718 14,081 13,525 13,454 12,726 53,786 Add: Write off of debt discount and deferred financing fees - 707 - 624 1,331 - - - 4,606 4,606 Less: Interest Income (12) (6) (8) (62) (88) (37) (14) (6) (29) (86) Add: Income Tax Expense 7,590 7,927 2,816 4,611 22,944 9,604 8,277 5,709 7,944 31,534 Add: Depreciation Expense 12,422 12,592 12,930 13,388 51,332 12,827 12,710 11,371 13,572 50,480 Add: Amortization Expense 16,853 16,926 16,492 14,930 65,201 14,270 14,535 14,191 14,649 57,645 EBITDA 79,950$ 84,843$ 59,583$ 7,443$ 231,819$ 77,964$ 77,502$ 60,845$ 87,214$ 303,525$ Adjustments Impairment of goodwill - - - 63,074 63,074 - - - - - Stock appreciation rights (A) 60 1,267 (347) 592 1,572 792 314 1,446 621 3,173 Redeemable noncontrolling interests (B) 662 (18) (318) 194 520 252 186 624 226 1,288 Equity-based compensation (C) 1,395 2,315 1,465 1,885 7,060 1,605 3,252 1,877 1,708 8,442 Severance and other permitted costs (D) 554 1,394 1,700 2,085 5,733 1,947 762 (83) 322 2,948 Transaction costs (acquisition and other) (E) 972 327 434 681 2,414 100 25 664 279 1,068 (Gain) loss on disposal of assets (F) (156) (586) (130) 1,530 658 394 481 (1,404) (482) (1,011) Effects of fair value adjustments to inventory (G) 151 - 310 114 575 - - - 788 788 Gain on legal settlement - - - (14,029) (14,029) - - (1,382) - (1,382) Secondary public offerings (H) - 363 - - 363 - - - - - Debt transaction costs (I) - - - - - - - - 532 532 Total Add-Backs 3,638$ 5,062$ 3,114$ 56,126$ 67,940$ 5,090$ 5,020$ 1,742$ 3,994$ 15,846$ Adjusted EBITDA (as reported) 83,588$ 89,905$ 62,697$ 63,569$ 299,759$ 83,054$ 82,522$ 62,587$ 91,208$ 319,371$ Net Sales Adjusted EBITDA Margin $932,203 9.8% $761,352 8.2% $770,850 8.2% $3,241,307 9.2% $802,573 10.3% $812,856 10.2% $751,191 8.3% $3,298,823 9.7% $847,176 9.9% $861,929 10.4%

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) (Unaudited)		2021	2020	2019	2018	2017	2016
Net Income		$ 105,560	$ 23,381	$ 56,002	$ 62,971	$ 48,886	$ 12,564
Add: Interest Expense		53,786	67,718	73,677	31,395	29,360	37,418
Add: Write off of debt discount and deferred financing fee		4,606	1,331	-	74	7,103	-
Less: Interest Income		(86)	(88)	(66)	(177)	(152)	(928)
Add: Income Tax Expense		31,534	22,944	14,039	20,883	22,654	12,584
Add: Depreciation Expense		50,480	51,332	46,456	24,075	25,565	26,667
Add: Amortization Expense		57,645	65,201	71,003	41,455	43,675	37,548
EBITDA		$ 303,525	$ 231,819	$ 261,111	$ 180,676	$ 177,091	$ 125,853
Adjustments							
Impairment of goodwill		-	63,074	-	-	-	-
Stock appreciation rights	(A)	3,173	1,572	2,730	2,318	148	1,988
Redeemable noncontrolling interests	(B)	1,288	520	1,188	1,868	3,536	880
Equity-based compensation	(C)	8,442	7,060	3,906	1,695	2,534	2,699
Severance and other permitted costs	(D)	2,948	5,733	8,152	581	(157)	379
Transaction costs (acquisition and other)	(E)	1,068	2,414	7,858	3,370	2,249	3,751
(Loss) gain on disposal of assets		(1,011)	658	(525)	(509)	(338)	(645)
AEA management fee	(F)	-	-	-	-	188	2,250
Effects of fair value adjustments to inventory	(G)	788	575	4,176	324	946	1,009
Gain on legal settlement		(1,382)	(14,029)	-	-	-	-
Change in fair value of financial instruments	(H)	-	-	6,395	6,125	382	-
Secondary public offerings	(I)	-	363	-	1,525	1,385	19
Debt transaction costs	(J)	532	-	678	1,285	265	-
Total Add-Backs		$ 15,846	$ 67,940	$ 34,558	$ 18,582	$ 11,138	$ 12,330
Adjusted EBITDA (as reported)		$ 319,371	$ 299,759	$ 295,669	$ 199,258	$ 188,229	$ 138,183
Contributions from acquisitions	(K)	4,948	1,480	6,717	1,280	9,500	12,093
Pro Forma Adjusted EBITDA		$ 324,319	$ 301,239	$ 302,386	$ 200,538	$ 197,729	$ 150,276

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents management fees paid to AEA, which were discontinued after the IPO

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Represents mark-to-market adjustments for derivative financial instruments

I. Represents one-time costs related to our secondary offerings paid to third party advisors

J. Represents expenses paid to third party advisors related to debt refinancing activities

K. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

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18 Income (Loss) Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan. B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts. C. Diluted shares outstanding for periods prior to June 13, 2019 have been adjusted to include the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock. On June 13, 2019, the holders exchanged all of the exchangeable shares for 1.1 million shares of the Company’s common stock. ($ in 000s) 4Q21 4Q20 FY21 FY20 (Unaudited) Income (loss) before taxes 41,690$ (36,845)$ 137,094$ 46,325$ EBITDA add-backs 3,994 56,126 15,846 67,940 Write-off of debt discount and deferred financing fees 4,606 624 4,606 1,331 Purchase accounting depreciation and amortization (A) 10,257 11,038 40,311 47,568 Adjusted pre-tax income 60,547 30,943 197,857 163,164 Adjusted income tax expense 13,623 6,962 44,518 36,712 Adjusted net income 46,924$ 23,981$ 153,339$ 126,452$ Effective tax rate (B) 22.5% 22.5% 22.5% 22.5% Weighted average shares outstanding: Basic 42,994 42,435 42,765 41,853 Diluted (C) 43,828 42,826 43,343 42,637 Adjusted net income per share: Basic 1.09$ 0.57$ 3.59$ 3.02$ Diluted 1.07$ 0.56$ 3.54$ 2.97$

Reported SG&A to Adjusted SG&A

Reconciliation

(Unaudited) *($ in millions)*		1Q20	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	3Q21	4Q21	FY2021
SG&A - Reported		**$ 194.6**	**$ 200.5**	**$ 193.4**	**$ 195.6**	**$ 784.1**	**$ 183.1**	**$ 188.4**	**$ 184.8**	**$ 207.3**	**$ 763.6**
Adjustments											
Stock appreciation rights	(A)	(0.1)	(1.3)	0.3	(0.6)	(1.6)	(0.8)	(0.3)	(1.4)	(0.6)	(3.2)
Redeemable noncontrolling interests	(B)	(0.7)	0.0	0.3	(0.2)	(0.5)	(0.3)	(0.2)	(0.6)	(0.2)	(1.3)
Equity-based compensation	(C)	(1.4)	(2.3)	(1.5)	(1.9)	(7.1)	(1.6)	(3.3)	(1.9)	(1.7)	(8.4)
Severance and other permitted costs	(D)	(0.6)	(1.4)	(0.5)	(1.9)	(4.3)	(1.9)	(0.8)	0.1	(0.3)	(2.9)
Transaction costs (acquisition and other)	(E)	(1.0)	(0.3)	(0.4)	(0.7)	(2.4)	(0.1)	(0.0)	(0.7)	(0.3)	(1.1)
Gain on disposal of assets		0.2	0.6	0.1	(1.5)	(0.7)	(0.4)	(0.5)	1.4	0.5	1.0
Secondary public offerings	(F)	-	(0.4)	-	-	(0.4)	-	-	-	-	-
Debt transaction costs		-	-	-	-	-	-	-	-	(0.5)	(0.5)
SG&A - Adjusted		**$ 191.1**	**$ 195.4**	**$ 191.8**	**$ 188.9**	**$ 767.2**	**$ 178.1**	**$ 183.3**	**$ 181.7**	**$ 204.2**	**$ 747.3**
% of net sales		*22.6%*	*22.7%*	*25.2%*	*24.5%*	*23.7%*	*22.2%*	*22.5%*	*24.2%*	*21.9%*	*22.7%*

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.

E. Represents one-time costs related to acquisitions paid to third parties.

F. Represents one-time costs related to our secondary offerings paid to third party advisors

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
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Leverage Summary

($ mm)	4/30/20 LTM	7/31/20 LTM	10/31/20 LTM	1/31/21 LTM	4/30/21 LTM
Cash and cash equivalents	$211	$140	$118	$151	$167
Asset-Based Revolver	$87	$44	$0	$0	$0
First Lien Term Loan (1)(2)	866	864	862	860	505
Senior Notes (3)	-	-	-	-	345
Capital Lease Obligations	129	123	122	122	118
Installment Notes & Other (4)	15	13	12	12	11
Total Debt	**$1,097**	**$1,045**	**$996**	**$994**	**$978**
Total Net Debt	**$887**	**$905**	**$878**	**$844**	**$811**
PF Adj. EBITDA (5)	**$302**	**$300**	**$292**	**$292**	**$324**
Total Debt / PF Adj. EBITDA	**3.6x**	**3.5x**	**3.4x**	**3.4x**	**3.0x**
Net Debt / PF Adj. EBITDA	**2.9x**	**3.0x**	**3.0x**	**2.9x**	**2.5x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC

(1) Net of unamortized discount of $1.8mm, $1.5 mm, $1.4mm, $1.4 mm, and $0.6 million as of April 30, 2020, July 31, 2020, October 31, 2020, January 31, 2021, and April 30, 2021, respectively.
(2) Net of deferred financing costs of $9.0 mm, $8.5 mm, $8.1 mm, $7.6 mm, and $4.1 mm as of April 30, 2020, July 31, 2020, October 31, 2020, January 31, 2021, and April 30, 2021, respectively.
(3) Net of deferred financing costs of $5.5 million as of April 30, 2021
(4) Net of unamortized discount of $1.1 mm, $1.0mm mm, $0.9 mm, $0.8 mm, and $0.7 mm as of April 30, 2020, July 31, 2020, October 31, 2020, January 31, 2021, and April 30, 2021, respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

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